Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Fenix Parts, Inc. (the “Company”), for the quarter ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Kent Robertson, Principal Executive Officer of the Company, and Scott Pettit, Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Kent Robertson
Kent Robertson
President and Chief Executive Officer
(Principal Executive Officer)

Dated June 29, 2015

By:	/s/ Scott Pettit
Scott Pettit
Chief Financial Officer
(Principal Financial Officer)

Dated June 29, 2015